                                 EXHIBIT 10.44

FEE FOR SERVICE

                          THERAPY SERVICES AGREEMENT

      This Agreement ("Agreement") is made as of this 1st day of January, 1997, by and between Paragon Rehabilitation, Incorporated ("Contractor") and Greeneville West Health Care Center ("Facility").

                                   RECITALS

      Whereas, Facility is a duly licensed nursing facility that furnishes nursing care to residents in the Facility who are in need of rehabilitation services and eligible to have such services covered under the Medicare Program, which services are not available directly from Facility;

      Whereas, Contractor employs licensed and qualified professionals who furnish a full range of speech-language pathology, physical therapy and occupational therapy (hereinafter referred to as "rehabilitation services"); and

      Whereas, Facility wishes to make arrangements with Contractor for furnishing rehabilitation services to its patients which-are not available directly from Facility; and

      Whereas, Contractor employs qualified professionals who furnish rehabilitation support services; and

      Whereas, Facility wishes to make arrangements with Contractor for furnishing rehabilitation support services.

      Now, Therefore, in consideration of the covenants and promises herein contained, and other good and valuable consideration, the parties agree as follows:

                                  ARTICLE I.

                           OBLIGATIONS OF CONTRACTOR

1.01  Services by Contractor

      (a) Except as otherwise provided in this Agreement, Contractor shall furnish, under the control and supervision of the Facility, the rehabilitation and rehabilitation support services identified in Attachment "A".

      (b) All services shall be furnished in accordance with applicable requirements of federal and state laws, and the applicable policies of the Contractor, the Facility, and any third-party payors.

      (c) All services shall be rendered in a competent, efficient and satisfactory manner, in compliance with professional standards, and in accordance with a plan of treatment established from time to time by the physician responsible for the patient's care or a qualified therapist, as permitted by law.

      (d) Contractor shall maintain adequate properly licensed personnel to perform the services required to be performed by it under this Agreement, and shall provide Facility with a resume of the qualifications of each employee who will furnish the services, as well as copies of their current licenses and/or registrations and renewals.

      (e) Contractor shall participate in conferences required to coordinate the care of an individual patient.

      (f) Contractor shall review the potential rehabilitative requirements of prospective patients prior to admission.

      (g) Contractor shall provide for the preparation of treatment records, with progress notes and observations, and for their prompt incorporation, as may be required, into the clinical records of Facility or others designated by the Facility. Such records shall be prepared in accordance with applicable requirements of the facility, any fiscal intermediary, and any federal and-state agency, and/or any other party to whom billings for services are rendered.

      (h) Contractor shall provide quality standards, outcome measurement and program evaluation for rehabilitation services.

      (i) Contractor will be the sole provider of Services to Facility's patients during the term of this Agreement, unless a patient specifically requests otherwise. Contractor will notify Facility if any services to be provided cannot be rendered hereunder in a timely fashion so that Facility can arrange an alternate source for the services, without liability to Contractor hereunder. In the event Contractor is unable to provide services as defined in this Agreement, in a timely fashion, the Facility may provide services through another source until Contractor is able to provide such services. At that time Contractor will again be the sole provider.

      (j) Contractor shall provide a Rehabilitation Coordinator who will function as the on site liaison between the Contractor and Facility. This liaison function includes, but is not limited to, supervision of Contractors personnel, communication between Contractor's and Facility's personnel, implementation of Contractors systems and programs, and Community Awareness activities.

      (k) Contractor shall provide a Medical Coordinator responsible for developing, implementing, and monitoring such systems and programs necessary to meet the clinical goals and objectives of the Facility.


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

1.02 Access to Books, Records and Documents

      (a) If it is determined by any existing or future federal or state laws that documents should be retained regarding the furnishing of services, Contractor agrees to this retention and further agrees as follows:

            (i) until the expiration of four years after the furnishing of services pursuant to this Agreement, Contractor warrants and represents that, as provided in the applicable federal regulations, upon written request, the following shall be made available to the Secretary of Health and Human Services or, upon request, to the Comptroller General of the United States or any of their duly authorized representatives; this Agreement, and all books and records necessary to verify the nature and extent of the costs of any services furnished pursuant to this Agreement for which payment may be made under the Medicare program; and

            (ii) if Contractor carries out any of its duties under this Agreement through a subcontract or subcontracts with an aggregate value or cost of Ten Thousand Dollars ($10,000.00) or more over a twelve-month period with another person, entity or organization, such subcontract or subcontracts shall contain a clause to the effect that until the expiration of four years after the furnishing of such services pursuant to such subcontract or subcontracts, that other person, entity or organization shall make available, upon written request, to the secretary of Health and Human Services or upon request, to the Comptroller General of the United States or any of their duly authorized representatives, the subcontract or subcontracts, and all books and records necessary to verify the nature and extent of the costs of any services furnished pursuant to such subcontract or subcontracts for which payment may be made under the Medicare program.

1.03 Licenses

      Contractor shall not knowingly and intentionally take any action or fail to take any action which will: (a) cause any governmental authority having jurisdiction over the operation of Facility to institute any proceeding for the rescission or revocation of any of the Facility's licenses, permit, consents or approvals, or (b) materially adversely affect Facility's fight to accept and obtain payments under Medicare, Medicaid, or any other public or private third party medical payment program.

1.04 Consulting

      Contractor will act as an consultant to the Facility with regard to their rehabilitation programs and will make recommendations to the Facility and assist in implementation of such recommendations, and maintain an ongoing assessment of progress to facilitate compliance by Facility with the requirements of any governmental authority or third party payor. Written reports will be submitted by Contractor as may from time to time be reasonably required by Facility or applicable law.


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

1.05 Training

      Contractor shall provide in-service training on a regular basis to Facility on subjects related to Contractor's rehabilitation programs.

1.06 Equipment

      Contractor may procure specialized equipment or supplies as necessary at its expense. Such equipment and supplies shall remain the property of Contractor.

                                  ARTICLE II.

                            OBLIGATIONS OF FACILITY

2.01 Control

      Facility, acting by and through its duly authorized officers and employees, shall at all times be responsible for and exercise overall control over its assets and operations and shall provide such services or arrange for the provision of such services and the performance of such duties as may be required to be provided or performed by Facility under federal and state laws.

2.02 Patient Information

      Facility shall furnish Contractor with all patient information required for documentation and submission of any bills for services rendered. Facility shall also notify Contractor of any changes in the eligibility or coverage status of Facility patients. Facility shall furnish Contractor with all other information, assistance, documentation and cooperation which may be required or appropriate for Contractor to fulfill their respective duties and responsibilities under this Agreement and any applicable federal and state laws.

2.03 Compliance

      Facility shall comply in all respects with all billing and payment requirements of Contractor as set forth in this Agreement.

2.04 Control and Responsibilities

      Facility shall act as the Provider of services and exercise supervision and control over all services furnished which shall include:

      (a) Accepting rehabilitation patients for treatment in accordance with admission policies established by the Facility for such services;

      (b) Maintaining a complete and timely clinical record of each such patient, including diagnosis, medical history, physician's orders, and progress notes relating to all such services received;

      (c) Maintaining a liaison with each rehabilitation patient's attending physician with regard to the progress of the patient and assuring that the patient's plan of treatment is periodically reviewed by the physician;

      (d) Securing from the physician the required certifications and recertifications;

                                  ARTICLE III.

                                TERM OF AGREEMENT

3.01 Term

      This Agreement shall begin on the 1st day of January, 1997, and shall continue for consecutive terms of one (1) year each which shall be automatically renewed unless sooner terminated as provided herein. Any party shall have the right to terminate this Agreement at any time with or without cause on the giving of thirty (30) days advance written notice to the other parties specifying the-date of termination. The termination of this Agreement shall be subject to the terms and conditions contained in Articles VI and VII hereof

                                   ARTICLE IV.

                                    PAYMENTS

4.01 Fee-For-Service Arrangement with Contractor

      Contractor shall be paid by Facility on a "fee-for-service" basis for the services identified in Attachment "A". Facility is responsible for billing for services, collecting payment from third party payors and/or the patient, and paying Contractor. Facility assumes responsibility for all billing, collections, denials, and payments, except as otherwise provided herein.

      (a)   Fee-For-Service Covenants

            (i)   Rates

            Contractor will be compensated by Facility for the specified service(s), at the rate(s) indicated and shall be paid within the time frames identified in Attachment "A". Invoices reflecting services rendered from the first of the month to the last of the month (hereinafter referred to as the "billing period') will be submitted to Facility, as applicable, no later than five (5) working days following the end of the billing period in which said services were rendered.

            Any amendments or changes to the designated rates of Contractor shall be effective thirty (30) days following the date upon which the parties hereto agree to such amendment or change in writing. Upon the parties' mutual acceptance in writing of any such change or amendment, the amended schedule of rates shall become a part of this Agreement.

            (ii)  Payment Documentation


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

            Contractor's invoices will include (a) the name(s) of the patient(s) to whom the services were rendered, (b) the date(s) of service, and (c) the charges applicable to each patient. Contractor will maintain a time-in facility log at the Facility.

            (iii) Payment Terms

      Facility shall pay Contractor, upon the conditions hereinafter set forth, for all services rendered by Contractor, except as hereinabove provided, within sixty (60) days following the date on which Contractor's invoices and time-in facility logs have been received by Facility.

            (iv) Denied Payments

                  (a) Facility will pay Contractor the full amount for all invoiced Services, notwithstanding any notice of payment denial for Services ("Denial Notice") for reasons to medical necessity or appropriateness of Services, by a governmental, other third-party payor or patient, except as described in this subparagraph. Facility will notify Contractor within fourteen
(14) business days of its receipt of any Denial Notice, at which time, a denial authorization code will be assigned and provided to Facility by Contractor. Facility will pursue, or, at the request of Contractor, will appoint Contractor as Facility's agent to pursue, all rights of rehearing and administrative appeal regarding such Denial Notice. If Facility and Contractor do not appeal or upon denial of payment following consideration, Contractor will grant Facility credit towards payment for future Services for the cost of Services deemed medically unnecessary or inappropriate, only where an authorization code has been assigned. In the event Contractor is no longer providing Services to the Facility it will immediately reimburse the Facility for the amounts so denied.

                  (b) Contractor agrees that if any charges or payment made to Contractor by Facility pursuant to this Agreement are disallowed or rejected by Medicare during any audit, review or rate setting, or medical claims review, whether interim or final, then Contractor shall repay all such charges or payments to the Facility. The foregoing refers to the rate-setting mechanism as contrasted with medical claims review referred to in Paragraph (a). Facility will notify Contractor in writing, within sixty (60) days, by certified mail or next day mail services, at Contractors address as stated elsewhere in this Agreement, of any such disallowance or rejection actually made by Medicare. Such notification shall include documentation which substantiates the claim. Contractor shall have the right upon notice at Contractors sole expense to contest any such disallowance or rejection in its own name or in the name of Facility by accountants and/or counsel reasonably satisfactory to Facility. In connection with any such contest, Facility shall cooperate fully with Contractor, and will provide full access to any of its relevant books and records. Facility shall pay to Contractor any moneys recovered from Medicare for which payment has been made by Contractor with sixty (60) days.

                                  ARTICLE V.

                                   INSURANCE

5.01  Insurance


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

      Contractor shall maintain, at their own respective expense, throughout the term of this Agreement, insurance with reputable insurance companies, licensed in the State of Tennessee, in the minimum amounts and covering the risks described below:

      (a) Comprehensive public liability insurance, including personal injury or death and property damage (including theft of or damage to patients' property) in the combined single Emit of not less than One Million Dollars
($1,000,000.00);

      (b) Workmen's compensation, employers' liability or similar insurance as may be required by law; and

      (c) Professional liability insurance against claims for bodily injury or death or otherwise arising out of the operations of Contractor, as the case may be, such insurance to afford minimum protection of not less than One Million Dollars ($1,000,000.00) in respect to bodily injury or death to any one person.

      (d) All such insurance to the extent appropriate, shall name the Contractor and the Facility, as coinsured, as their respective interests may appear.

      (e) Contractor shall secure certificates of such insurance for the Facility, shall maintain the original policies at its office, and shall obtain endorsements thereto prohibiting any termination or cancellation thereof until the expiration of ten (10) days written notice of cancellation to all named insureds.

                                  ARTICLE VI.

                                    DEFAULT

6.01  Bankruptcy

      If Facility or Contractor, as the case may be, files a petition in bankruptcy, is adjudicated a bankrupt or takes advantage of the insolvency laws of any jurisdiction, make an assignment for the benefit of creditors, is voluntarily or involuntarily dissolved, or has a receiver, trustee or other court officer appointed with respect to its assets, business or property, Facility or Contractor, as the case may be, shall be in default hereunder.

6.02  Breach

      If Facility or Contractor, as the case may be, fails to perform any of its duties and* obligations hereunder, or otherwise breaches any of the terms, representations or warranties hereunder, and such failure or breach is not cured within thirty (30) days after receiving notice of such failure or breach, then Facility or Contractor, as the case may be, shall be in default hereunder.

6.03  Remedies

      In the event of a default by Facility or Contractor pursuant to paragraphs
6.01 and


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

6.02 above, the non-defaulting party shall have the right to terminate this Agreement upon five (5) days notice to the defaulting party, whereupon the non-defaulting party shall be entitled to all remedies, at law and in equity, arising from such default.

      Failure of either party to exercise such right to terminate shall not operate as a waiver thereof or preclude any other or further exercise of such right.

                                 ARTICLE VII.

                      NON-DISCLOSURE AND CONFIDENTIALITY

7.01  Non-Disclosure and Confidentiality

      (a) Facility hereby acknowledges that Contractor in the future may make disclosures to Facility of certain confidential and proprietary information and materials related to, or in connection with, Contractor and its business and operations. The contents of all such disclosures, explanations and any writings and materials related thereto, whether or not prepared by Contractor, are deemed Contractor's proprietary information.

      (b) Facility acknowledges and agrees that any and all proprietary and/or confidential information, writings and materials related to, or in connection with, Contractor and its business and operations are to be secret and are not to be used or exploited by Facility, or revealed to anyone by Facility (except to their respective attorneys and/or accountants acting within the scope of their representation) without the express written consent of Contractor and except as authorized under the terms of this Agreement. Facility agrees that any such proprietary and/or confidential information, writings or materials disclosed to their respective attorneys and/or accountants shall be privileged communications, and that such attorneys and/or accountants will be bound by the terms of this Agreement to the same extent as the parties hereto. Facility further agrees to instruct their respective attorneys and/or accountants not to use or exploit or to disclose such information, writings and materials to anyone without the express written consent of Contractor. All written confidential and proprietary information and material provided by Contractor hereunder shall be returned to Contractor by Facility upon Contractor's request.

      (c) In addition to all other remedies available to Contractor at law or in equity, Contractor shall have the right to enforce the provisions of this
Article VII by injunctive relief against the party wrongfully disclosing such information or against any other third party to whom the information is disclosed.

                                 ARTICLE VIII.

                            MISCELLANEOUS COVENANTS

8.01  Assignment

      Except as otherwise provided in this Agreement, neither party shall assign their


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

respective fights. duties and/or obligations under this Agreement without the prior written consent of the other party to this Agreement. Subcontractors may be used by the Contractor as it deems appropriate or necessary, but the responsibility for the overall therapy program provided by Contractor pursuant to this Agreement shall remain with Contractor.

8.02  Binding Agreement

      The terms, covenants, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.

8.03 Indemnification

      (a) Misconduct of Employees and Others. The Facility agrees that Contractor shall not be liable for damages suffered by Facility, Contractor or any third party on account of the dishonesty, willful misconduct or negligence of any Facility employee or agent. The Contractor agrees that the Facility shall not be liable for damages suffered by Contractor, Facility or any third party on account of the dishonesty, willful misconduct or negligence of any Contractor employee or agent.

      (b) Indemnification by Facility. The Facility shall defend, indemnify and hold Contractor, its officers, employees and agents harmless from and against any and all liability, loss, expense, attorneys' fees, or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of the Facility, its officers, agents, or employees.

      (c) Indemnification by Contractor. The Contractor shall defend, indemnify and hold the Facility, its officers, employees and agents harmless from and against any and all liability, loss, expense, attorneys' fees, or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of the Contractor, its officers, agents, ore employees.

8.04 Personnel Covenant

      Each of the parties hereto agree that during the term of this Agreement and for a period of two (2) years following the termination of this Agreement, that they shall not (i) hire, (ii) entice or induce to be hired by any means whatsoever, either directly or indirectly, or (iii) enter into any contract or agreement to perform any rehabilitation services utilizing, any personnel employed by the other party.

8.05 Relationship of Parties

      Nothing contained in this Agreement shall constitute or be construed to be or to create a partnership, joint venture or other such relationship between the parties.


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

8.06 Notices

      (a) All notices, demands and requests contemplated or required to be given hereunder by either party to the other shall be in writing, and shall be delivered by certified mail, postage prepaid, return receipt requested, or by personal delivery or courier, with acknowledgment of delivery:

            (i)   to Contractor, by addressing the same to:

                        Lonnie Leply
                        Paragon Rehabilitation, Inc.
                        3100 West End Avenue, Suite 470
                        Nashville, TN 37203

            (ii)  to Facility, by addressing the same to:

                        Greeneville West Health Care Center
                        Administrator:  Karla DeBrunner
                        106 Holt Street
                        Greeneville, TN  37743-3004

      With a copy to:   James L. Adams
                        Attorney at Law
                        Box 30100
                        Shreveport, LA 71130-0100

or to such other address or to such other person as may be designated by notice given from time to time during the Term by one party to the other. Any notice, demand or request hereunder shall be deemed given five (5) days after mailing, if given by certified mail, or on the date delivered if given personally or by courier.

8.07 Entire Agreement; Amendments

      This Agreement, together with its attachments, contains the entire agreement between the parties with respect-to-the subject matter hereof, and no prior oral or written representations or agreements between the parties shall be of any force and effect. Any additions, amendments or modifications to this Agreement shall be of no force and effect unless in writing and signed by both parties.

8.08 Governing Law

      This Agreement has been executed and delivered in the State of Tennessee, and all the terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof.

8.09 Captions and Headings


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

      The captions and headings throughout this Agreement are for convenience of reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or the scope of intent of, this Agreement nor in any way effect this Agreement.

8.10 Disclaimer of Employment of Facility Employees

      Each party will be responsible for its obligations and expenses of employment with respect to its own employees, including, but not limited to, the payment of wages, fringe benefits, payroll and employment taxes and other such expenses.

8.11 Costs and Expenses

      (a) All fees, costs, expenses, debt, and other obligations incurred by a party in connection with the performance of its services under this Agreement shall be borne by that party, except as expressly provided herein to the contrary.

      (b) Facility will reimburse Contractor for all collection agency and attorney collection fees, and all attorney fees and court costs related to any legal action that Contractor incurs to collect payment for Services from Facility.

8.12 Authorization of Agreement

      All parties represent and warrant, each to the other, that the execution and delivery of this Agreement has, if such is required, been duly authorized by all necessary action of their respective shareholders, partners, owners or governing boards, as the case may be.

8.13 Civil Rights

      Contractor agrees to comply with Title VI of the Civil Rights Act of 1964 and all requirements imposed by or pursuant to the applicable regulations of the Department of Health, Education and Welfare to-the end that, no person in the United States shall, on the basis of race, color or national origin, be excluded from participation in, be denied of benefits of, or be otherwise subjected to discrimination under any program or activity for which federal funds are used in support of Contractor's activities.

8.14 Severability

      If a provision hereof or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder hereof or the application of such provision to person or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each provision hereof shall be valid and be enforced to the fullest extent permitted by law, provided that the parties shall exercise their best efforts to accommodate the terms and intent of this Agreement to the greatest extent possible consistent with the requirements of law.


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

      IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Agreement through their duly authorized representatives, as of the day and year first above written.

      CONTRACTOR:                               FACILITY:

      By: /s/ Lawrence W. Lepley, Jr.           By: /s/ signature illegible
         -----------------------------             -----------------------------
      Title: President                          Title: Director of Operations
      Date: 12/20/96                            Date: 12/20/96


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

                                ATTACHMENT "A"

THERAPY SERVICES PROVIDED TO: Greeneville West Health Care Center

================================================================================
SPEECH-                                                         REHABILITATION
LANGUAGE                                REHABILITATION             SUPPORT
PATHOLOGY                                  SERVICES              SERVICES(1)
--------------------------------------------------------------------------------
Medicare A                               $23.00/unit              $5.00/unit
--------------------------------------------------------------------------------
Medicare B                               $23.00/unit              $5.00/unit
--------------------------------------------------------------------------------
Medicaid                                 $23.00/unit              $5.00/unit
--------------------------------------------------------------------------------
Private Insurance                        $23.00/unit              $5.00/unit
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OCCUPATIONAL
THERAPY
--------------------------------------------------------------------------------
Medicare A                               $23.00/unit              $5.00/unit
--------------------------------------------------------------------------------
Medicare B                               $23.00/unit              $5.00/unit
--------------------------------------------------------------------------------
Medicaid                                 $23.00/unit              $5.00/unit
--------------------------------------------------------------------------------
Private Insurance                        $23.00/unit              $5.00/unit
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PHYSICAL
THERAPY
--------------------------------------------------------------------------------
Medicare A                            Salary Equivalency          $5.00/unit
--------------------------------------------------------------------------------
Medicare B                            Salary Equivalency          $5.00/unit
--------------------------------------------------------------------------------
Medicaid                              Salary Equivalency          $5.00/unit
--------------------------------------------------------------------------------
Private Insurance                     Salary Equivalency          $5.00/unit
================================================================================

Note: (1) Facility agrees to pay Contractor a Rehabilitation Support Service monthly fee equal to five dollars ($5) per Speech, Occupational, and Physical Therapy unit up to a maximum number of treatment units of 3,000 per month or $15,000 per month.

      (2) A unit of service is comprised of fifteen (15) minute segments for

      CONTRACTOR:                               FACILITY:

      By: /s/ Lawrence W. Lepley, Jr.           By: /s/ signature illegible
         -----------------------------             -----------------------------
      Title:  President                         Title: Director of Operations
      Date: 12/20/96                            Date: 12/20/96


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

                                SCHEDULE 10.44

      Paragon has entered into an agreement substantially identical to Exhibit
10.44 as follows:

      1. Fee for Service Therapy Services Agreement dated January 1, 1997 with Greeneville West Health Care Center.


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